Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2010 Long-Term Incentive Plan of FXCM Inc. of our report dated September 3, 2010, with respect to the statement of financial condition of FXCM Inc. as of August 23, 2010 included in FXCM Inc.’s Registration Statement (Form S-1 No. 333-169234) filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

New York, NY
December 1, 2010